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          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 24,
1998


                    SANDWICH BANCORP, INC.
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(Exact name of registrant as specified in its charter)


Massachusetts               000-23149          04-1806710
(State or other           (Commission       (I.R.S. employer
jurisdiction of           file number)      identification no.)

100 Old Kings Highway, Sandwich, Massachusetts        02563
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(Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code:(508)888-0026


                            Not Applicable
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(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS
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    On February 24, 1998, Sandwich Bancorp, Inc. (the "Company"),
the holding company for The Sandwich Co-operative Bank, Sandwich, Massachusetts announced that its Board of Directors, consistent with the exercise of its fiduciary duties, has determined that it is appropriate to request additional information and a clarification of the expressions of interest recently received from Cape Cod Bank and Trust Company ("CCB&T"), and from two other parties who have subsequently expressed an interest in an acquisition of Sandwich; FirstFed America Bancorp, Inc., Fall River, Massachusetts ("FirstFed") and Independent Bank Corp., Rockland, Massachusetts (Independent"). The letters recently received from FirstFed and Independent suggest a price per share for the Company common stock in a price range comparable to the proposal recently received from CCB&T, and announced on February 17, 1998. Each of these most recent expressions of interest contemplate a stock for stock exchange.

     Tne Company had contacted and received expressions of interest from each of CCB&T, FirstFed and Independent, prior to the Company's consideration and approval of its definitive Merger Agreement with CompassBank for Savings on February 2, 1998, which Agreement remains in effect. The most recent expressions of interest received from CCB&T, FirstFed and Independent all exceed the value of the proposals they had furnished to the Company prior to February 2, 1998. For more information, reference is made to the Company's Press Release, dated February 24, 1998, attached hereto as Exhibit 99.1, and incorporated by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
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     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits.

        99.1  Press Release dated February 24, 1998.
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                      SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                              SANDWICH BANCORP, INC.



Date:  February 24, 1998       By: /s/ Frederic D. Legate
                                  --------------------------
                                  Frederic D. Legate
                                  President and Chief Executive
                                  Officer